UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2005

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

Mr. Burke’s Employment Agreement

As previously reported on the Current Report on Form 8-K, dated May 16, 2005, of Consolidated Edison, Inc. (Con Edison) and Consolidated Edison of New York, Inc. (Con Edison of New York), Kevin Burke (currently, Con Edison of New York’s President and Chief Operating Officer) will, effective September 1, 2005, be Con Edison’s President and Chief Executive Officer and Con Edison of New York’s Chief Executive Officer.

Con Edison and Mr. Burke entered into a new employment agreement, dated July 22, 2005 (the Agreement), which supersedes the employment agreement, dated September 1, 2000 between Con Edison and Mr. Burke, except for his rights under plans, programs and grants. The Agreement provides for a three-year employment term, with automatic one-year renewal periods unless notice to the contrary is received 180 days prior to the end of the employment term. The Agreement provides that Mr. Burke will receive an initial base salary of $925,000. His target bonus will be 100% (and his maximum bonus will be 150%) of his base salary. He will also receive an award under Con Edison’s Long Term Incentive Plan and benefits provided to other senior executives.

In the event that Con Edison terminates Mr. Burke’s employment without “cause” or Mr. Burke resigns for “good reason” (as each term is defined in the Agreement), he will be entitled to the aggregate of the following amounts:

1.	the sum of (a) any accrued but unpaid base salary, (b) a pro-rated target bonus for the year of termination, and (c) any accrued but unpaid vacation pay;

2.	an amount equal to the excess of (a) the actuarial equivalent of the benefit under Con Edison’s applicable qualified defined benefit retirement plan in which Mr. Burke is participating immediately prior to his date of termination (the “Retirement Plan”), any excess or supplemental nonqualified defined benefit retirement plan in which he participates (together, the “SERP”), and to the extent applicable, any other defined benefit retirement arrangement between Con Edison and him (“Other Pension Benefits”), which he would receive if his employment continued for two additional years beyond the date of termination, assuming that all accrued benefits are fully vested, and assuming that his compensation for such deemed additional period was his base compensation as in effect immediately prior to the date of his termination and assuming a bonus in each year during such deemed additional period equal to the target bonus, over (b) the actuarial equivalent of his actual benefit (paid or payable), if any, under the Retirement Plan, the SERP and Other Pension Benefits as of the date of termination;

3.	a lump sum amount in cash equal to two times the sum of Mr. Burke’s base compensation and target bonus; and

4.	for a period of two years following the date of termination, Con Edison will continue to provide Mr. Burke and his eligible dependents with medical, dental and Con Edison-provided life insurance benefits, provided that if he becomes employed by another employer and is eligible to receive medical or dental benefits, these benefits shall be secondary to those provided under such other plan. For purposes of determining Mr. Burke’s eligibility (but not for the commencement of such benefits) for retiree benefits pursuant to such plans, he will be considered to have remained employed for two years following the date of termination.

In addition, (a) Con Edison shall, at its sole expense, provide Mr. Burke with outplacement services for a two-year period, and (b) any compensation previously deferred (other than pursuant to a tax-qualified plan) by or on behalf of Mr. Burke (together with any accrued interest or earnings thereon) whether or not then vested, will become vested on the date of termination. Any equity awards will fully vest. Restricted stock and restricted stock units will be paid out within 30 days of termination, with performance based equity grants being paid out at target. In the event of a “termination upon a change in control” (as defined in the Agreement), Mr. Burke will be entitled to the benefits for which he is eligible upon a termination by Con Edison without “cause” or his resignation for “good reason,” except that references to the number two shall be increased to three.

In the event that Mr. Burke’s employment is terminated in connection with a non-renewal of the Agreement by Con Edison, he will be entitled to the benefits (described above) for which he is eligible upon a termination by Con Edison without “cause” or his resignation for “good reason,” except that references to the number two shall be decreased to one and any equity awards will be treated as set forth in the following two sentences. Any performance-based equity awards granted to Mr. Burke will (a) vest pro-rata based on the number of full months that have elapsed from the date of grant of such award to the date of his termination of employment; (b) be payable at the time such award would otherwise have been paid had his employment not terminated; and (c) be based on Con Edison’s achievement of applicable performance criteria through the end of the applicable performance period. Any non-performance-based restricted stock or restricted stock unit awards granted to him prior to or during his employment term will vest pro-rata based on the number of full months that have elapsed from the date of grant of such award to the date of his termination of employment and be paid out within 30 days of the date his employment termination.

In the event that Mr. Burke’s employment is terminated by Con Edison without “cause,” he resigns for “good reason” or in connection with a non-renewal of the Agreement by Con Edison, options granted to him prior to April 19, 2001, will remain exercisable until the third anniversary of the date his employment terminates, and options granted to him after April 19, 2001 will remain exercisable until the tenth anniversary of the grant date, but in no event beyond the expiration of their stated terms.

In the event that any payments made to Mr. Burke under the Agreement constitute “parachute” payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, he will be entitled to receive gross-up payments from Con Edison.

The Agreement provides that Mr. Burke, for a specified period after termination of employment, is prohibited from competing with Con Edison of New York or Orange and Rockland Utilities, Inc. or other regulated business of Con Edison, or other than with the consent of Con Edison, any other material business of Con Edison and from recruiting employees from Con Edison or its subsidiaries or affiliates.

Con Edison will indemnify Mr. Burke against all liabilities that he may incur as a result of his being an officer or director of Con Edison, or a trustee or fiduciary of an employee benefit plan of Con Edison.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description should be read in conjunction with such exhibit.

Amendment of Mr. McGrath’s Employment Agreement

Con Edison and Eugene R. McGrath entered into an amendment, dated July 22, 2005, (Mr. McGrath’s Amendment) to his employment agreement, dated as of September 1, 2000, and amended effective May 31, 2002, under which, effective September 1, 2005, Mr. McGrath will no longer serve as Chief Executive Officer of Con Edison but will serve as Executive Chairman of Con Edison and Con Edison of New York and Executive Chairman of Con Edison’s Board of Directors. Mr. McGrath’s employment agreement provides that it will not extend beyond February 28, 2007. Mr. McGrath’s Amendment provides that, effective September 1, 2005, Con Edison or Mr. McGrath may terminate his employment agreement on 30 days advance written notice.

Mr. McGrath’s Amendment also provides that upon his retirement (a) any performance-based equity awards will fully vest and be paid out within 30 days of the date employment terminates as if targeted performance had been achieved through the applicable performance period and (b) any non-performance based awards granted to him, including restricted stock awards, restricted stock units and options, will fully vest and (i) be paid out within 30 days of the date his employment terminates and (ii)(A) in the case of options granted prior to April 19, 2001, be exercisable until the third anniversary of his date of retirement and (B) in the case of options granted after April 19, 2001 be exercisable until the tenth anniversary of the grant date, but in no event beyond the expiration of their stated terms. Con Edison will indemnify Mr. McGrath against all liabilities that he may incur as a result of his being an officer or director of Con Edison, or a trustee or fiduciary of an employee benefit plan of Con Edison.

A copy of Mr. McGrath’s Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the foregoing description should be read in conjunction with such exhibit.

Amendment of Ms. Freilich’s Employment Agreement

Con Edison and Joan S. Freilich entered into an amendment, dated July 22, 2005, (Ms. Freilich’s Amendment) to her employment agreement, dated as of September 1, 2000, and amended effective May 31, 2002, under which, effective September 1, 2005, Ms. Freilich will resign as a member Con Edison’s Board of Directors and no longer serve as Chief Financial Officer of Con Edison but will serve as Vice Chairman of Con Edison and Con Edison of New York. Ms. Freilich’s Amendment provides that her employment agreement will not extend beyond December 1, 2006.

Ms. Freilich’s Amendment also provides that upon her retirement (a) any performance-based equity awards will fully vest and be paid out within 30 days of the date employment terminates as if targeted performance had been achieved through the applicable performance period and (b) any non-performance based awards granted to her, including restricted stock awards, restricted stock units and options, will fully vest and (i) be paid out within 30 days of the date her employment terminates and (ii)(A) in the case of options granted prior to April 19, 2001, be exercisable until the third anniversary of her date of retirement and (B) in the case of options granted after April 19, 2001, be exercisable until the tenth anniversary of the grant date, but in no event beyond the expiration of their stated terms. Upon Ms. Freilich’s retirement from Con Edison, she will receive credit for eighteen months of additional service with Con Edison under the applicable qualified defined benefit retirement plans and nonqualified defined benefit SERPs of Con Edison. Con Edison will indemnify Ms. Freilich against all liabilities that she may incur as a result of her being an officer or director of Con Edison, or a trustee or fiduciary of an employee benefit plan of Con Edison.

A copy of Ms. Freilich’s Amendment is attached hereto as Exhibit 10.3 and incorporated herein by reference, and the foregoing description should be read in conjunction with such exhibit.

Mr. Bram’s Pension Arrangements

By letter, dated July 27, 2005, a copy of which is attached as Exhibit 10.4 and incorporated by reference herein, Con Edison confirmed that the service of Stephen B. Bram (Con Edison’s Group President – Energy and Communications) as an employee of one of Con Edison’s unregulated subsidiaries would, for purposes of the Con Edison Retirement Plan and the Con Edison of New York Supplemental Retirement Income Plan, be considered service with Con Edison of New York.

ITEM 2.02 Results of Operations and Financial Condition

On July 21, 2005, Con Edison issued a press release reporting, among other things, results of operations for the three months ended June 30, 2005. Con Edison’s summary consolidated balance sheets at June 30, 2005 and December 31, 2004 and consolidated income statements for the three and six month periods ended June 30, 2005 and 2004 were attached to the press release. The press release (including its attachments) is “furnished” as an exhibit to this report pursuant to Item 2.02 of Form 8-K.

ITEM 5.02 Departure of Directors or Principal Officers; Election Of Directors; Appointment of Principal Officers

Effective September 1, 2005, Mr. Burke will no longer serve as President and Chief Operating Officer of Con Edison of New York and, as described in Item 1.01 of this report, Ms. Freilich will no longer serve as a member of the Board of Directors of Con Edison or the Board of Trustees of Con Edison of New York or as the companies’ Chief Financial Officer.

On July 21, 2005, the Board of Directors of Con Edison and the Board of Trustees of Con Edison of New York, effective September 1, 2005, elected Mr. Burke as a member of each of the Boards, Robert Hoglund (currently, the companies’ Senior Vice President – Finance) as the companies’ Senior Vice President and Chief Financial Officer and Louis Rana (currently, Con Edison of New York’s Senior Vice President – Electrical Operations) as Con Edison of New York’s President and Chief Operating Officer. For certain information about Messrs. Burke, Hoglund and Rana, see “Executive Officers of the Registrant” following Part I, Item 4 of the combined Con Edison and Con Edison of New York Annual Report on Form 10-K for the year ended December 31, 2004 (File Nos. 1-14514 and 1-1217), which information is incorporated by reference in this Item 5.02.

The employment agreement between Con Edison and Mr. Burke is described in Item 1.01 of this report, which description is incorporated by reference in this Item 5.02. There are no employment agreements between Con Edison or Con Edison of New York and Mr. Hoglund or Mr. Rana. Con Edison has agreed to provide certain benefits to Mr. Hoglund, as described in the letter, dated February 23, 2004, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference in this Item 5.02. Pursuant to a Restricted Stock Unit Award Agreement, dated as of April 1, 2004, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference in this Item 5.02, Mr. Hoglund was awarded 30,000 restricted stock units, which vest 50% on April 1, 2007, and 50% on April 1, 2009.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Agreement, dated July 22, 2005 between Con Edison and Kevin Burke.

Exhibit 10.2	Amendment, dated July 22, 2005, to Agreement dated as of September 1, 2000, and amended effective May 31, 2002, between Con Edison and Eugene R. McGrath.

Exhibit 10.3	Amendment, dated July 22, 2005, to Agreement dated as of September 1, 2000, and amended effective May 31, 2002, between Con Edison and Joan S. Freilich.

Exhibit 10.4	Letter, dated July 27, 2005, to Stephen B. Bram.

Exhibit 10.5	Letter, dated February 23, 2004, to Robert N. Hoglund.

Exhibit 10.6	Restricted Stock Unit Award Agreement, dated as of April 1, 2004, between Con Edison and Robert Hoglund.

Exhibit 99	Press release, dated July 21, 2005, furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert N. Hoglund
Robert N. Hoglund
Senior Vice President - Finance

Date: July 27, 2005